Exhibit 99.3
ARCHIPELAGO LEARNING INC. TO PRESENT AT THE
BANK OF AMERICA MERRILL LYNCH SERVICES CONFERENCE
DALLAS, Texas — May 17, 2010 — Archipelago Learning Inc. (NASDAQ: ARCL), a leading subscription-based online education company, today announced that Tim McEwen, Chief Executive Officer, and James Walburg, Chief Financial Officer, are scheduled to present at the Bank of America Merrill Lynch Services Conference held at the Millennium Broadway Hotel in New York City on Wednesday, May 26, 2010 at 10:30 am Eastern Daylight Time. A live audio webcast of the Company’s presentation can be accessed via the Investor Relations section of the Company’s website at http://www.archipelagolearning.com.
About Archipelago Learning
Archipelago Learning is a leading subscription-based online education company that provides standards-based instruction, practice, assessments and productivity tools that improve the performance of educators and students via proprietary web-based platforms. Study Island, the core product line, helps students in kindergarten through 12th grade master grade-level academic standards in a fun and engaging manner. Study Island products are utilized by over 10 million students in approximately 21,800 schools in all 50 states, Washington D.C. and Canada. For more information, please visit www.archipelagolearning.com. Archipelago Learning is headquartered in Dallas, Texas.
Contact Information

Investors:	Media:
John Rouleau	Leslie Eicher, APR
Integrated Corporate Relations	Eicher Communications Inc.
203-682-8342	314-965-1776
John.Rouleau@ircinc.com	Leslie@EicherCommunications.com
Forward Looking Statements
This press release and the presentation referred to therein may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company. These forward-looking statements are based on current information and expectations, and are subject to risks and uncertainties discussed in our filings with the Securities and Exchange Commission, which could cause the Company’s actual results to differ materially from expected results. The Company undertakes no obligation to publicly update any forward-looking statement contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.